Exhibit 4.1

HEALTH CARE REIT, INC.
and
THE BANK OF NEW YORK TRUST COMPANY, N.A.
as Trustee

SUPPLEMENTAL INDENTURE NO. 2
Dated as of July 20, 2007

$400,000,000 Principal Amount
4.75% Convertible Senior Notes due 2027

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			Page
VI.	DISCHARGE OF INDENTURE		28

	6.01	Termination of the Obligations of the Company	28

VII.	SUPPLEMENTAL INDENTURES		28

	7.01	Supplemental Indentures Without Consent of Holders	28
	7.02	Supplemental Indentures With Consent of Holders	29
	7.03	Revocation and Effect of Consents	30
	7.04	Notation on or Exchange of Securities	30
	7.05	Trustee Protected	30

VIII.	CONVERSION		31

	8.01	Conversion Privilege; Restrictive Legends	31
	8.02	Conversion Procedure and Payment Upon Conversion	34
	8.03	Fractional Shares	36
	8.04	Taxes on Conversion	37
	8.05	Company to Provide Stock	37
	8.06	Adjustment of Conversion Rate	37
	8.07	No Adjustment	44
	8.08	Other Adjustments	45
	8.09	Adjustments for Tax Purposes	45
	8.10	Notice of Adjustment	45
	8.11	Notice of Certain Transactions	46
	8.12	Effect of Reclassifications, Consolidations, Amalgamations, Statutory Arrangements, Mergers, Binding Share Exchanges or Asset Sales on Conversion Privilege	46
	8.13	Trustee’s Disclaimer	48
	8.14	Rights Distributions Pursuant to Stockholders’ Rights Plans	48
	8.15	Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes	49
	8.16	Ownership Limit	52

IX.	NO DEFEASANCE OR COVENANT DEFEASANCE		52

X.	MISCELLANEOUS		52

	10.01	Governing Law	52
	10.02	No Adverse Interpretation of Other Agreements	52
	10.03	Successors	52
	10.04	Calculations in Respect of the Securities	52
	10.05	Trustee’s Disclaimer	53

Exhibit A	—	Form of Global Security

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Exhibit B	—	Form of Legend for Global Security

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     This SUPPLEMENTAL INDENTURE NO. 2 (the “Supplemental Indenture”) is made and entered into as of July 20, 2007, between HEALTH CARE REIT, INC., a Delaware corporation (the “Company”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as trustee (the “Trustee”).
WITNESSETH THAT:
          WHEREAS, the Company and the Trustee have executed and delivered a base indenture, dated as of November 20, 2006 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture” and, together with this Supplemental Indenture, as amended, supplemented or otherwise modified from time to time, the “Indenture”) to provide for the future issuance of the Company’s senior debt securities to be issued from time to time in one or more series; and
          WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a series of its Securities, to be known as its 4.75% Convertible Senior Notes due 2027 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture;
          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:
I. DEFINITIONS AND INCORPORATION BY REFERENCE
1.01 Definitions. The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 101 of the Base Indenture:
     “Agent” means any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-Registrar or co-agent.
     “Asset Sale Make-Whole Fundamental Change” means a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.
     “Bid Solicitation Agent” means a Company-appointed agent that performs calculations as set forth in Section 8.01 hereof.
     “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.
     “Closing Sale Price” on any date means the price of a share of Common Stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the U.S. principal national or regional securities exchange on which the Common Stock is listed; or (ii) if the Common

Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System; or (c) if not so reported, as reported by Pink Sheets LLC or a similar organization. In the absence of a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Common Stock” means the common stock, $1.00 par value per share, of the Company, or such other Capital Stock of the Company into which the Company’s common stock is reclassified or changed.
     “Common Stock Change Make-Whole Fundamental Change” means any transaction or series of related transactions (other than a Listed Stock Business Combination), in connection with which (whether by means of an exchange offer, liquidation, tender offer, consolidation, amalgamation, statutory arrangement, merger, combination, reclassification, recapitalization, asset sale, lease of assets or otherwise) the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive other securities, other property, assets or cash.
     “Conversion Price” means, as of any date of determination, the dollar amount derived by dividing one thousand dollars ($1,000) by the Conversion Rate in effect on such date.
     “Conversion Rate” means the number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount, which Conversion Rate shall initially be 20.0000 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as provided in Article VIII hereof.
     “DTC” means The Depository Trust Company, its nominees and successors.
     “Holder” or “Securityholder” means a person in whose name a Security is registered on the Registrar’s books.
     “Indebtedness” of a person means the principal of, premium, if any, and interest on, and all other obligations in respect of (a) all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities), (b) all obligations incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets, (c) all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person, (d) all capital lease obligations of such person, (e) all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person, (f) all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor, (g) guarantees by such person of indebtedness described in clauses (a) through (f) of another person, and (h) all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in clauses (a) through (g).
     “Issue Date” means July 20, 2007.
     “Make-Whole Fundamental Change” means an Asset Sale Make-Whole Fundamental Change or a Common Stock Change Make-Whole Fundamental Change that occurs prior to July 15, 2012.
     “Market Disruption Event” means (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session; or (ii) the occurrence or existence, prior to 1:00 p.m. on any day during which trading in the Common Stock generally occurs on the primary U.S. national securities exchange or market on which the Common Stock is listed or admitted to trading, for an aggregate of at least thirty (30) minutes, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Maturity Date” means July 15, 2027.
     “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, any Senior Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.
     “Option” means the Underwriters’ option to acquire up to $60,000,000 aggregate principal amount of additional Securities (“Additional Securities”) as provided for in the Underwriting Agreement.
     “Prospectus” means the final prospectus supplement and the related prospectus of the Company, dated July 16, 2007, relating to the Securities.
     “Purchase Notice” means a Purchase Notice in the form set forth in the Securities.
     “Redemption Price” means, with respect to a Security to be redeemed by the Company in accordance with Article III, one hundred percent (100%) of the outstanding principal amount of such Security to be redeemed.
     “Regular Quarterly Cash Dividend” shall mean any regular quarterly cash dividend paid in a single quarterly installment or any combination of cash dividends paid in any calendar quarter that are designated by the Company pursuant to a resolution of the Board as being portions of the Company’s regular quarterly cash dividend and that are paid in lieu of a single regular quarterly cash dividend (provided that, in the case of a regular quarterly cash dividend paid in portions, the aggregate amount of such portions is no greater than the regular quarterly cash dividend paid in the immediately preceding calendar quarter).
     “Securities” means the 4.75% Convertible Senior Notes due 2027 issued by the Company pursuant to this Indenture.

     “Trading Day” means any day during which: (i) trading in the Common Stock generally occurs on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading; and (ii) there is no Market Disruption Event.
     “Trading Price” means, on any day, the average of the secondary market bid quotations for the Securities obtained by the Bid Solicitation Agent for five million dollars ($5,000,000) principal amount of Securities at approximately 4:00 p.m., New York City time, on such day, from three (3) independent, nationally recognized securities dealers selected by the Company; provided, that if the Bid Solicitation Agent can reasonably obtain only two (2) such bids, then the average of such two (2) bids shall instead be used; provided further, that if the Bid Solicitation Agent can reasonably obtain only one (1) such bid, then such bid shall instead be used; provided further, that if, on a given date, the Bid Solicitation Agent cannot reasonably obtain at least one (1) such bid, or if, in the reasonable, good faith judgment of the Company, the bid quotation or quotations that the Bid Solicitation Agent has obtained are not indicative of the secondary market value of the Securities, then, in each case, the Trading Price per $1,000 principal amount of Securities on such day shall be deemed to be equal to 97% of the product of (I) the Conversion Rate in effect on such day and (II) the Closing Sale Price on such day.
     “Underwriters” means UBS Securities LLC and Banc of America Securities LLC.
     “Underwriting Agreement” means the Underwriting Agreement dated July 16, 2007 among the Company and the Underwriters.
     “Voting Stock” of any Person means the total outstanding voting power of all classes of the Capital Stock of such Person entitled to vote generally in the election of directors of such Person.
1.02 Other Definitions.

Term	Defined in Section

“Additional Securities”	1.01
“Aggregate Amount”	8.06
“Applicable Price”	8.15
“Bankruptcy Law”	5.01
“BCF Make-Whole Cap”	8.15
“Cash Settlement Averaging Period”	8.02
“Change in Control”	3.09
“Collective Election”	8.12
“Conversion Agent”	2.03
“Conversion Date”	8.02
“Conversion Value”	8.01
“Custodian”	5.01
“Daily Conversion Value”	8.02
“Daily Net Shares”	8.02
“Daily Principal Return”	8.02
“Effective Date”	8.15

Term	Defined in Section

“Event of Default”	5.01
“Ex Date”	8.06
“Expiration Date”	8.06
“Expiration Time”	8.06
“Fundamental Change”	3.09
“Fundamental Change Notice”	3.09
“Fundamental Change Repurchase Date”	3.09
“Fundamental Change Repurchase Price”	3.09
“Fundamental Change Repurchase Right”	3.09
“Global Security”	2.01
“Listed Stock Business Combination”	3.09
“Make-Whole Applicable Increase”	8.15
“Make-Whole Conversion Period”	8.15
“Make-Whole Consideration”	8.15
“Net Shares”	8.02
“Notice of Default”	5.01
“Note Measurement Period”	8.01
“Option Purchase Date”	3.08
“Option Purchase Notice”	3.08
“Option Purchase Price”	3.08
“Paying Agent”	2.03
“Physical Securities”	2.01
“Principal Return”	8.02
“Purchase at Holder’s Option”	3.01
“Purchased Shares”	8.06
“record date”	8.06
“Redemption”	3.01
“Reference Property”	8.12
“Registrar”	2.03
“Relevant Date”	8.02
“Repurchase Upon Fundamental Change”	3.09
“Spin-Off”	8.06
“Termination of Trading”	3.09
“Trading Price Condition”	8.01
“Trigger Event”	8.06
“Underlying Shares”	8.06
“Volume-Weighted Average Price”	8.02
1.03 Incorporation by Reference of the Trust Indenture Act.
     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
     The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;
“indenture security holder” means a Securityholder or a Holder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the indenture securities means the Company or any successor.
     All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by Commission rule under the Trust Indenture Act and not otherwise defined herein have the meanings so assigned to them.
II. THE SECURITIES
2.01 Form and Dating.
     The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication.
     Securities shall be issued initially in the form of one or more Global Securities, substantially in the form set forth in Exhibit A (the “Global Security”), deposited with the Trustee, as custodian for DTC, registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legend set forth in Exhibit B. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided; provided that, subject to Section 2.04 hereof, the aggregate principal amount of the Global Security or Securities shall not exceed $400,000,000 (or $460,000,000 if the Underwriters elect to purchase all of the Additional Securities pursuant to the Option).
     Securities issued in exchange for interests in a Global Security pursuant to Section 2.05 hereof may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A (the “Physical Securities”).
2.02 Execution and Authentication.
     Upon a written order of the Company signed by one Officer of the Company, the Trustee shall authenticate Securities for original issue in the aggregate principal amount of $400,000,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02. Upon receipt by the Trustee of an Officers’ Certificate stating that the Underwriters have elected to purchase from the Company a specified principal amount of Additional Securities, not to exceed $60,000,000, pursuant to the Option, the Trustee shall authenticate and deliver such specified principal amount of Additional Securities to or upon the written order of the Company signed as provided in the immediately preceding sentence. Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivering of such Additional Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $400,000,000 except as provided in this Section 2.02 and Section 2.04 hereof.
2.03 Registrar, Paying Agent and Conversion Agent.
     The Company shall maintain, or shall cause to be maintained, (i) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange (“Registrar”), (ii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for payment (“Paying Agent”) and (iii) an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-Registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
     The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.
     The Company initially appoints the Trustee as Paying Agent, Bid Solicitation Agent, Registrar and Conversion Agent.
2.04 Additional Securities.
     The Company may, without the consent of the Holders and notwithstanding Sections 2.01 and 2.02 hereof, reopen the Securities and issue additional Securities hereunder with the same terms and conditions (except for any difference in the issue price therefor and interest accrued prior to the date of issuance thereof) and with the same CUSIP number as the Securities initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Securities initially issued hereunder, provided that such additional Securities constitute the same issue as the Securities initially issued hereunder for U.S. federal income tax purposes. The Securities initially issued hereunder and any such additional Securities would rank equally and ratably and would be treated as a single series of debt securities for all purposes under the Indenture.
2.05 Book-Entry Provisions for And Restrictions on Transfer and Exchange of Global Securities.
     (A) The Global Securities initially shall (i) be registered in the name of DTC or the nominee of DTC, (ii) be delivered to the Trustee as custodian for DTC and (iii) bear the legend as set forth herein.

     Members of, or participants in, DTC (“Participants”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under the Global Security, and DTC may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.
     (B) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to DTC, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by DTC, in exchange for their beneficial interests in Global Securities only if (i) DTC notifies the Company that DTC is unwilling or unable to continue as depositary for any Global Security (or DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within ninety (90) days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from DTC to issue Physical Securities.
     (C) In connection with the transfer of a Global Security in its entirety to beneficial owners pursuant to Section 2.05(B) hereof, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.
     (D) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.
     (E) Notwithstanding any other provisions of this Indenture, but except as provided in Section 2.05(B) hereof, a Global Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor Depositary or a nominee of such successor Depositary.
2.06 Ranking.
     The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time (including any additional Securities issued pursuant to Section 2.04 hereof) constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

III. REDEMPTION AND REPURCHASE
3.01 Redemption and Repurchase.
     (A) (i) Redemption of the Securities at the Company’s option, as permitted by this Indenture, shall be made in accordance with paragraphs 6 and 7 of the Securities (a “Redemption”), (ii) repurchases at the Holder’s option, as permitted by this Indenture, shall be made in accordance with paragraph 8 of the Securities (a “Purchase at Holder’s Option”) and (iii) repurchases upon a Fundamental Change, as permitted by this Indenture, shall be made in accordance with paragraph 9 of the Securities (a “Repurchase Upon Fundamental Change”), in each case in accordance with the applicable provisions of this Article III.
     (B) The Company will comply with all federal and state securities laws, and the applicable laws of any foreign jurisdiction, in connection with any offer to sell or solicitations of offers to buy Securities pursuant to this Article III.
     (C) The Company shall not have the right to redeem any Securities prior to July 15, 2012, except to preserve the Company’s status as a real estate investment trust. If, at any time, the Company determines that it is necessary to redeem the Securities in order to preserve the Company’s status as a real estate investment trust, the Company may redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date. In such case, the Company shall provide the Trustee with an Officers’ Certificate evidencing that the Board of the Company has, in good faith, made the determination that it is necessary to redeem the Securities in order to preserve the Company’s status as a real estate investment trust, on which the Trustee may conclusively rely.
The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after July 15, 2012, to redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
In no event shall any Redemption Date be a Legal Holiday; provided further, that if the Redemption Date with respect to a Security is after a record date for the payment of an installment of interest and on or before the related interest payment date, then accrued and unpaid interest to, but excluding, such interest payment date shall be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for Redemption shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.
     (D) Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.
3.02 Notices to Trustee.
     If the Company elects to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee of the Redemption Date, the applicable provision of this Indenture pursuant to which the Redemption is to be made and the aggregate principal amount of Securities to be redeemed, which notice shall be provided to the Trustee by the Company at least fifteen (15) days prior to the mailing, in accordance with Section 3.04 hereof, of the notice of Redemption (unless a shorter notice period shall be satisfactory to the Trustee).
3.03 Selection of Securities to Be Redeemed.
     If the Company has elected to redeem less than all the Securities pursuant to paragraph 6 of the Securities, the Trustee shall, within five (5) Business Days after receiving the notice specified in Section 3.02 hereof, select the Securities to be redeemed by lot, on a pro rata basis or in accordance with any other method the Trustee considers fair and appropriate. The Trustee shall make such selection from Securities then outstanding and not already to be redeemed by virtue of having been previously called for Redemption. The Trustee may select for Redemption portions of the principal amount of Securities that have denominations larger than $1,000 principal amount. Securities and portions of them the Trustee selects for Redemption shall be in amounts of $1,000 principal amount or integral multiples of $1,000 principal amount. The Trustee shall promptly notify the Company in writing of the Securities selected for Redemption and the principal amount thereof to be redeemed.
     The Registrar need not register the transfer of or exchange any Securities that have been selected for Redemption, except the unredeemed portion of the Securities being redeemed in part.
3.04 Notice of Redemption.
     At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail, or cause to be mailed, by first-class mail a notice of Redemption to each Holder whose Securities are to be redeemed, at the address of such Holder appearing in the security register.
     The notice shall identify the Securities and the aggregate principal amount thereof to be redeemed pursuant to the Redemption and shall state:
     (i) the Redemption Date;
     (ii) the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date;
     (iii) the Conversion Rate and the Conversion Price;
     (iv) the names and addresses of the Paying Agent and the Conversion Agent;
     (v) that the right to convert the Securities called for Redemption will terminate at the close of business on the last Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption;

     (vi) that Holders who want to convert Securities must satisfy the requirements of Article VIII hereof;
     (vii) the paragraph of the Securities pursuant to which the Securities are to be redeemed;
     (viii) that Securities called for Redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued and unpaid interest, if any, payable as herein provided upon Redemption;
     (ix) that, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption (including, where the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, the payment, on such interest payment date, of accrued and unpaid interest to, but excluding, such interest payment date to the Holder of record at the close of business on such record date), interest on Securities called for Redemption ceases to accrue on and after the Redemption Date, except as otherwise provided herein, such Securities will cease to be convertible after the close of business on the last Business Day immediately preceding the Redemption Date, and all rights of the Holders of such Securities shall terminate on and after the Redemption Date, other than the right to receive, upon surrender of such Securities and in accordance with this Indenture, the amounts due hereunder on such Securities upon Redemption (and the rights of the Holder(s) of record of such Securities to receive, on the applicable interest payment date, accrued and unpaid interest in accordance herewith in the event the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date); and
     (x) the CUSIP number or numbers, as the case may be, of the Securities.
     The right, pursuant to Article VIII hereof, to convert Securities called for Redemption shall terminate at the close of business on the last Business Day immediately preceding the Redemption Date, unless there shall be a Default in the payment of the Redemption Price or accrued and unpaid interest, if any, payable as herein provided upon Redemption.
     At the Company’s request, the Trustee shall mail the notice of Redemption in the Company’s name and at the Company’s expense; provided, however, that the form and content of such notice shall be prepared by the Company.
3.05 Effect of Notice of Redemption.
     Once notice of Redemption is mailed, Securities called for Redemption become due and payable on the Redemption Date at the consideration set forth herein, and, on and after such Redemption Date (unless there shall be a Default in the payment of such consideration), except as otherwise provided herein, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive such consideration upon surrender of such Securities to the Paying Agent.

     If any Security shall not be fully and duly paid in accordance herewith upon Redemption, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article VIII hereof.
     Notwithstanding anything herein to the contrary, the Company shall not redeem any Securities on any date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded on or prior to Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).
3.06 Deposit of Redemption Price.
     Prior to 10:00 A.M., New York City time on the Redemption Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the Redemption Date, sufficient to pay the consideration payable as herein provided upon Redemption on all Securities to be redeemed on that date. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
3.07 Securities Redeemed in Part.
     Any Security to be submitted for Redemption only in part shall be delivered pursuant to Section 3.05 hereof (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Redemption.
     If any Security selected for partial Redemption is converted in part, the principal of such Security subject to Redemption shall be reduced by the principal amount of such Security that is converted.
3.08 Purchase of Securities at Option of the Holder.
     (A) At the option of the Holder thereof, Securities (or portions thereof that are integral multiples of $1,000 in principal amount) shall be purchased by the Company pursuant to paragraph 8 of the Securities on July 15, 2012, July 15, 2017 and July 15, 2022 (each, an “Option Purchase Date”), at a purchase price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or such portions thereof) to be so purchased (the “Option Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date (provided, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date), upon:

     (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, by such Holder, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
     (a) the certificate number(s) of the Securities which the Holder will deliver to be purchased, if such Securities are in certificated form;
     (b) the principal amount of Securities to be purchased, which must be $1,000 or an integral multiple thereof; and
     (c) that such principal amount of Securities are to be purchased as of the applicable Option Purchase Date pursuant to the terms and conditions specified in paragraph 8 of the Securities and in this Indenture; and
     (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice, at any time after delivery of such Purchase Notice, of such Securities (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Option Purchase Price therefor plus accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option (provided, however, that the Holder of record of such Securities on the record date immediately preceding such Option Purchase Date need not surrender such Securities in order to be entitled to receive, on the Option Purchase Date, the accrued and unpaid interest due thereon).
     If such Securities are held in book-entry form through DTC, the Purchase Notice shall comply with applicable procedures of DTC.
     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.
     Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.08(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Option Purchase Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.08(B)(vii) hereof.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

     (B) The Company shall give notice (the “Option Purchase Notice”) on a date not less than twenty (20) Business Days prior to each Option Purchase Date to each Holder at its address shown in the register of the Registrar and to each beneficial owner as required by applicable law. Such notice shall state:
     (i) the Option Purchase Price plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date and the Conversion Rate;
     (ii) the names and addresses of the Paying Agent and the Conversion Agent;
     (iii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article VIII hereof only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of such Option Purchase Price or in accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;
     (iv) that Securities must be surrendered to the Paying Agent to collect payment of the Option Purchase Price plus (if such Holder was the Holder of record of the applicable Security at the close of business on the record date immediately preceding the Option Purchase Date) accrued and unpaid interest, if any, payable as herein provided upon Purchase at Holder’s Option;
     (v) that the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event later than the later of such Option Purchase Date or the time of delivery of the Security as described in clause (iv) above; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Purchase Date;
     (vi) the procedures the Holder must follow to exercise rights under this Section 3.08 (including the name and address of the Paying Agent) and a brief description of those rights;
     (vii) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent) or the Paying Agent receives, at any time prior to the close of business on the Business Day immediately preceding the applicable Option Purchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.08, which amount must be $1,000 or an integral multiple thereof;
     (viii) that, except as otherwise provided herein, on and after the applicable Option Purchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), interest on Securities subject to Purchase at Holder’s Option will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon a Purchase at Holder’s Option; and
     (ix) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request, the Trustee shall mail such Option Purchase Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Option Purchase Notice shall be prepared by the Company.
     No failure of the Company to give an Option Purchase Notice shall limit any Holder’s right to exercise its rights to require the Company to purchase such Holder’s Securities pursuant to a Purchase at Holder’s Option.
     (C) Subject to the provisions of this Section 3.08, the Company shall pay, or cause to be paid, the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, with respect to each Security subject to Purchase at Holder’s Option to the Holder thereof as promptly as practicable, but in no event later than the later of the applicable Option Purchase Date and the time such Security (together with all necessary endorsements) is surrendered to the Paying Agent; provided, however, that such accrued and unpaid interest shall be paid, on the applicable interest payment date, to the Holder of record of such Security at the close of business on the record date immediately preceding such Option Purchase Date.
     (D) Prior to 10:00 A.M., New York City time on the applicable Option Purchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the applicable Option Purchase Date, sufficient to pay the Option Purchase Price, plus accrued and unpaid interest, if any, to, but excluding, such Option Purchase Date, of all of the Securities that are to be purchased by the Company on such Option Purchase Date pursuant to a Purchase at Holder’s Option. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     (E) Once the Purchase Notice has been duly delivered in accordance with this Section 3.08, the Option Purchase Price, plus accrued and unpaid interest, if any, relating to the Securities to be purchased pursuant to the Purchase at Holder’s Option shall, on the applicable Option Purchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option), except as otherwise herein provided, such

Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.
     (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.08 may be converted pursuant to Article VIII hereof, if otherwise convertible in accordance with Article VIII hereof, only if such Purchase Notice has been withdrawn in accordance with this Section 3.08 or if there shall be a Default in the payment of the consideration payable as herein provided upon a Purchase at Holder’s Option.
     (G) If any Security subject to Purchase at Holder’s Option shall not be paid in accordance herewith, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article VIII hereof.
     (H) Any Security which is to be submitted for Purchase at Holder’s Option only in part shall be delivered pursuant to this Section 3.08 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not submitted for Purchase at Holder’s Option.
     (I) Notwithstanding anything herein to the contrary, no Securities shall be purchased by the Company at the option of the Holders on any Option Purchase Date if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such Option Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Option Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such acceleration.
     (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the purchase of the Securities on the applicable Option Purchase Date is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.
3.09 Repurchase at Option of Holder Upon a Fundamental Change.
     (A) In the event any Fundamental Change (as defined below) shall occur, each Holder of Securities shall have the right (the “Fundamental Change Repurchase Right”), at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities (or portions thereof that are integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Repurchase Date”), which Fundamental Change

Repurchase Date shall be no later than thirty five (35) days, nor earlier than twenty (20) days, after the date the Fundamental Change Notice (as defined below) is mailed in accordance with Section 3.09(B) hereof, at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities (or portions thereof) to be so repurchased (the “Fundamental Change Repurchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, upon:
     (i) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, no later than the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a Purchase Notice, in the form set forth in the Securities or any other form of written notice substantially similar thereto, in each case, duly completed and signed, with appropriate signature guarantee, stating:
          (a) the certificate number(s) of the Securities which the Holder will deliver to be repurchased, if such Securities are in certificated form;
          (b) the principal amount of Securities to be repurchased, which must be $1,000 or an integral multiple thereof; and
          (c) that such principal amount of Securities are to be repurchased pursuant to the terms and conditions specified in paragraph 9 of the Securities and in this Indenture; and
     (ii) delivery to the Company (if it is acting as its own Paying Agent), or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice, at any time after the delivery of such Purchase Notice, of such Securities (together with all necessary endorsements) with respect to which the Fundamental Change Repurchase Right is being exercised;
provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.
     If such Securities are held in book-entry form through DTC, the Purchase Notice shall comply with applicable procedures of DTC.
     Upon such delivery of Securities to the Company (if it is acting as its own Paying Agent) or such Paying Agent, such Holder shall be entitled to receive from the Company or such Paying Agent, as the case may be, a nontransferable receipt of deposit evidencing such delivery.

     Notwithstanding anything herein to the contrary, any Holder that has delivered the Purchase Notice contemplated by this Section 3.09(A) to the Company (if it is acting as its own Paying Agent) or to a Paying Agent designated by the Company for such purpose in the Fundamental Change Notice shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of a written notice of withdrawal to the Company (if acting as its own Paying Agent) or the Paying Agent, which notice shall contain the information specified in Section 3.09(B)(xi) hereof.
     The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.
     (B) Within twenty (20) Business Days after the occurrence of a Fundamental Change, the Company shall mail, or cause to be mailed, to all Holders of record of the Securities at their addresses shown in the register of the Registrar, and to beneficial owners as required by applicable law, a notice (the “Fundamental Change Notice”) of the occurrence of such Fundamental Change and the Fundamental Change Repurchase Right arising as a result thereof. The Company shall deliver a copy of the Fundamental Change Notice to the Trustee and shall cause a copy to be published at the expense of the Company in The New York Times or The Wall Street Journal or another newspaper of national circulation.
     Each Fundamental Change Notice shall state:
     (i) the events causing the Fundamental Change;
     (ii) the date of such Fundamental Change;
     (iii) the Fundamental Change Repurchase Date;
     (iv) the date by which the Fundamental Change Repurchase Right must be exercised;
     (v) the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date;
     (vi) the names and addresses of the Paying Agent and the Conversion Agent;
     (vii) a description of the procedures which a Holder must follow to exercise the Fundamental Change Repurchase Right;
     (viii) that, in order to exercise the Fundamental Change Repurchase Right, the Securities must be surrendered for payment of the Fundamental Change Repurchase Price plus accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change;
     (ix) that the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, for any Security as to which a Purchase Notice has been given and not withdrawn will be paid as promptly as practicable, but in no event more than the later of such Fundamental Change Repurchase Date and the time of delivery of the Security (together with all necessary endorsements) as described in clause (viii) above; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date (without any surrender of such Securities by such Holder), and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date;
     (x) that, except as otherwise provided herein, on and after such Fundamental Change Repurchase Date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), interest on Securities subject to Repurchase Upon Fundamental Change will cease to accrue, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, the consideration payable as herein provided upon Repurchase Upon Fundamental Change;
     (xi) that a Holder will be entitled to withdraw its election in the Purchase Notice if the Company (if acting as its own Paying Agent), or the Paying Agent receives, prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, or such longer period as may be required by law, a letter or telegram, telex or facsimile transmission (receipt of which is confirmed and promptly followed by a letter) setting forth (I) the name of such Holder, (II) a statement that such Holder is withdrawing its election to have Securities purchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change, (III) the certificate number(s) of such Securities to be so withdrawn, if such Securities are in certificated form, (IV) the principal amount of the Securities of such Holder to be so withdrawn, which amount must be $1,000 or an integral multiple thereof and (V) the principal amount, if any, of the Securities of such Holder that remain subject to the Purchase Notice delivered by such Holder in accordance with this Section 3.09, which amount must be $1,000 or an integral multiple thereof;
     (xii) the Conversion Rate and any adjustments to the Conversion Rate that will result from such Fundamental Change;
     (xiii) that Securities with respect to which a Purchase Notice is given by a Holder may be converted pursuant to Article VIII hereof only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the Fundamental Change Repurchase Price or in the accrued and unpaid interest, if any, payable as herein provided upon Repurchase Upon Fundamental Change; and

     (xiv) the CUSIP number or numbers, as the case may be, of the Securities.
     At the Company’s request, the Trustee shall mail such Fundamental Change Notice in the Company’s name and at the Company’s expense; provided, however, that the form and content of such Fundamental Change Notice shall be prepared by the Company.
     No failure of the Company to give a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Repurchase Right.
     (C) Subject to the provisions of this Section 3.09, the Company shall pay, or cause to be paid, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date, with respect to each Security as to which the Fundamental Change Repurchase Right shall have been exercised to the Holder thereof as promptly as practicable, but in no event later than the later of the Fundamental Change Repurchase Date and the time such Security is surrendered to the Paying Agent; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.
     (D) Prior to 10:00 A.M., New York City time on a Fundamental Change Repurchase Date, the Company shall deposit with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) money, in funds immediately available on the Fundamental Change Repurchase Date, sufficient to pay the consideration payable as herein provided upon Repurchase Upon Fundamental Change for all of the Securities that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for that purpose.
     (E) Once the Fundamental Change Notice and the Purchase Notice have been duly given in accordance with this Section 3.09, the Fundamental Change Repurchase Price, plus accrued and unpaid interest, if any, relating to the Securities to be repurchased pursuant to a Repurchase Upon Fundamental Change shall, on the Fundamental Change Repurchase Date, become due and payable in accordance herewith, and, on and after such date (unless there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change), except as otherwise herein provided, such Securities shall cease to bear interest, and all rights of the Holders of such Securities shall terminate, other than the right to receive, in accordance herewith, such consideration.
     (F) Securities with respect to which a Purchase Notice has been duly delivered in accordance with this Section 3.09 may be converted pursuant to Article VIII hereof, if otherwise convertible in accordance with Article VIII hereof, only if such Purchase Notice has been withdrawn in accordance with this Section 3.09 or if there shall be a Default in the payment of the consideration payable as herein provided upon Repurchase Upon Fundamental Change.

     (G) If any Security shall not be paid upon surrender thereof for Repurchase Upon Fundamental Change, the principal of, and accrued and unpaid interest on, such Security shall, until paid, bear interest, payable in cash, at the rate borne by such Security on the principal amount of such Security, and such Security shall continue to be convertible pursuant to Article VIII hereof.
     (H) Any Security which is to be submitted for Repurchase Upon Fundamental Change only in part shall be delivered pursuant to this Section 3.09 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Security not duly submitted for Repurchase Upon Fundamental Change.
     (I) Notwithstanding anything herein to the contrary, no Securities shall be repurchased by the Company at the option of the Holders upon a Fundamental Change pursuant to this Section 3.09 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Repurchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Securities held by it during the continuance of such acceleration.
     (J) Notwithstanding anything herein to the contrary, if the option granted to Holders to require the repurchase of the Securities upon the occurrence of a Fundamental Change is determined to constitute a tender offer, the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder, and with all other applicable laws, and will file a Schedule TO or any other schedules required under the Exchange Act or any other applicable laws.
     (K) As used herein and in the Securities, a “Fundamental Change” shall be deemed to have occurred upon the occurrence of either a “Change in Control” or a “Termination of Trading.”
     (i) A “Change in Control” shall be deemed to have occurred at such time as:
     (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s Voting Stock; or
     (b) there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange

Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act (such an event, an “Asset Sale Control Change”); or
     (c) the Company consolidates with, or merges with or into, another person or any person consolidates with, or merges with or into, the Company, unless either:
     (1) the persons that “beneficially owned” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, the shares of the Company’s Voting Stock immediately prior to such consolidation or merger, “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s Voting Stock representing at least a majority of the total outstanding voting power of all outstanding classes of the Voting Stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or
     (2) at least ninety percent (90%) of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights traded on a U.S. national securities exchange (or which will be so traded when issued or exchanged in connection with such consolidation or merger), and, as a result of such consolidation or merger, the Securities, upon conversion, will be convertible solely into such common stock and associated rights (such a consolidation or merger that satisfies the conditions set forth in this clause (2), a “Listed Stock Business Combination”); or
     (d) the following persons cease for any reason to constitute a majority of the Company’s Board:
     (1) individuals who on the Issue Date constituted the Company’s Board; and
     (2) any new directors whose election to the Company’s Board or whose nomination for election by the Company’s stockholders was approved by at least a majority of the directors of the Company then still in office either who were directors of the Company on the Issue Date or whose election or nomination for election was previously so approved; or
     (e) the Company is liquidated or dissolved or the holders of the Company’s Capital Stock approve any plan or proposal for the liquidation or dissolution of the Company.

     (ii) A “Termination of Trading” shall be deemed to occur if the Common Stock of the Company (or other common stock into which the Securities are then convertible) is no longer listed for trading on a U.S. national securities exchange.
IV. ADDITIONAL COVENANTS
Holders shall have the benefit of the following covenants, in addition to the covenants of the Company set forth in Article Ten of the Base Indenture:
4.01 SEC Reports.
     (A) The Company shall deliver to the Trustee, no later than the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), a copy of each report the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any material for which the Company has sought and received confidential treatment by the Commission; provided further, each such report will be deemed to be so delivered to the Trustee if the Company files such report with the Commission through the Commission’s EDGAR database no later than the time such report is required to be filed with the Commission pursuant to the Exchange Act (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act). In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and, upon request, any Holder, within the time period that the Company would have been required to file such reports with the Commission (including, without limitation, to the extent applicable, any extension permitted by Rule 12b-25 under the Exchange Act), annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s certified independent public accountants as such would be required in such reports filed with the Commission and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of Trust Indenture Act § 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificates).
4.02 Corporate Existence.
     Subject to Article Eight of the Base Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and of each Subsidiary, and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary, if in the good faith judgment of the Board (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders.
4.03 Further Instruments and Acts.
     Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
V. DEFAULTS AND REMEDIES
5.01 Events of Default.
     An “Event of Default” occurs if:
     (i) the Company fails to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether at maturity, upon Redemption, on an Option Purchase Date with respect to a Purchase at Holder’s Option, on a Fundamental Change Repurchase Date with respect to a Repurchase Upon Fundamental Change or otherwise;
     (ii) the Company fails to pay an installment of interest on any Security when due, if such failure continues for thirty (30) days after the date when due;
     (iii) the Company fails to satisfy its conversion obligations upon exercise of a Holder’s conversion rights pursuant hereto;
     (iv) the Company fails to timely provide a Fundamental Change Notice or an Option Purchase Notice, as required by the provisions of this Indenture, or fails to timely provide any notice pursuant to, and in accordance with, Section 8.15(D) hereof;
     (v) the Company fails to comply with any other term, covenant or agreement set forth in the Securities or this Indenture and such failure continues for the period, and after the notice, specified below;
     (vi) the Company or any of its Subsidiaries defaults in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, in the aggregate principal amount then outstanding of ten million dollars ($10,000,000) or more, which default results in the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed in such aggregate principal amount or more so that it becomes due and payable prior to the date on which it would otherwise become due and payable and such default is not cured or waived, or such acceleration is not rescinded, within ten (10)

days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding, each in accordance with this Indenture;
     (vii) the Company or any of its Subsidiaries fails, within thirty (30) days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds ten million dollars ($10,000,000), which are not stayed on appeal;
     (viii) the Company or any of its Significant Subsidiaries, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law, or other similar law now or hereafter in effect or otherwise, either:
     (A) commences a voluntary case,
     (B) consents to the entry of an order for relief against it in an involuntary case,
     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or
     (D) makes a general assignment for the benefit of its creditors; or
     (ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (A) is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding, or adjudicates the Company or any of its Significant Subsidiaries insolvent or bankrupt,
     (B) appoints a Custodian of the Company or any of its Significant Subsidiaries for all or substantially all of the property of the Company or any such Significant Subsidiary, as the case may be, or
     (C) orders the winding up or liquidation of the Company or any of its Significant Subsidiaries,
and, in the case of each of the foregoing clauses (A), (B) and (C) of this Section 5.01(ix), the order or decree remains unstayed and in effect for at least sixty (60) consecutive days.
     The term “Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
     A Default under clause (v) above is not an Event of Default until (I) the Trustee notifies the Company in writing, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (II) the Default is not cured within sixty (60) days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If the Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.
5.02 Acceleration.
     If an Event of Default (excluding an Event of Default specified in Section 5.01(viii) or (ix) hereof with respect to the Company (but including an Event of Default specified in Section 5.01(viii) or (ix) hereof solely with respect to a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 5.01(viii) or (ix) hereof with respect to the Company (excluding, for purposes of this sentence, an Event of Default specified in Section 5.01(viii) or (ix) hereof solely with respect to a Significant Subsidiary of the Company) occurs, the principal of, and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 607 of Base the Indenture have been paid.
5.03 Waiver of Past Defaults.
     Subject to Section 508 of the Base Indenture and Section 7.02 hereof, the Holders of a majority in aggregate principal amount of the Securities then outstanding may, by written notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security, or in the payment of the Redemption Price, the Option Purchase Price or the Fundamental Change Repurchase Price (or accrued and unpaid interest, if any, payable as herein provided, upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change), (B) a Default or Event of Default arising from a failure by the Company to convert any Securities in accordance with this Indenture or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under Section 7.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture. This Section 5.03 shall be in lieu of Trust Indenture Act § 316(a)(1)(B), and, as permitted by the Trust Indenture Act, Trust Indenture Act § 316(a)(1)(B) is hereby expressly excluded from this Indenture.

5.04 Limitation on Suits.
     Except as provided in Section 508 of the Base Indenture and Section 5.05 hereof, a Securityholder may not institute any proceeding under this Indenture, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture unless:
     (i) the Holder gives to the Trustee written notice of a continuing Event of Default;
     (ii) the Holders of at least twenty five percent (25%) in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;
     (iii) such Holder or Holders offer and, if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;
     (iv) the Trustee does not comply with the request within sixty (60) days after receipt of such notice, request and offer of indemnity; and
     (v) during such sixty (60) day period, the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request.
     A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.
5.05 Rights of Holders to Convert Securities.
     Notwithstanding any other provision of this Indenture, the right of any Holder to convert the Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.
5.06 Notice of Defaults.
     If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived; provided, however, that, except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold such notice if, and so long as it in good faith determines that, withholding such notice is in the best interests of Holders.

VI. DISCHARGE OF INDENTURE
6.01 Termination of the Obligations of the Company.
     This Indenture shall cease to be of further effect if (a) either (i) all outstanding Securities have been delivered to the Trustee for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity or upon Purchase at Holder’s Option, Redemption or Repurchase Upon Fundamental Change, and in either case the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Securities on the Maturity Date or an Option Purchase Date, Redemption Date or Fundamental Change Repurchase Date, as the case may be; (b) the Company pays to the Trustee all other sums payable hereunder by the Company; (c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that the obligations of the Company to the Trustee under Section 607 of the Base Indenture, the obligations of the Trustee to any Authenticating Agent under Section 614 of the Base Indenture, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 of the Base Indenture, Sections 515, 1001 and 1002 of the Base Indenture and Sections 2.02, 2.03, 2.04, 2.05, 3.05, 3.08 and 3.09 hereof and Articles VI and VIII hereof shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.
VII. SUPPLEMENTAL INDENTURES
7.01 Supplemental Indentures Without Consent of Holders.
     In addition to the provisions of Section 901 of the Base Indenture, the Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder:
     (i) to comply with Section 801 of the Base Indenture and Section 8.12 hereof;
     (ii) to secure the obligations of the Company in respect of the Securities; and
     (iii) to make provisions with respect to adjustments to the Conversion Rate as required by this Indenture or to increase the Conversion Rate in accordance with this Indenture.

     In addition, the Company and the Trustee may enter into a supplemental indenture without the consent of Holders of the Securities to conform the Indenture or the Securities to the description thereof contained in the Prospectus under the caption “Description of notes.”
7.02 Supplemental Indentures With Consent of Holders.
     The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities. Subject to Section 508 of the Base Indenture and Sections 5.03 and 5.05 hereof, the Holders of a majority in aggregate principal amount of the outstanding Securities may, by notice to the Trustee, waive compliance by the Company with any provision of this Indenture or the Securities without notice to any other Securityholder.
     Notwithstanding anything herein to the contrary, without the consent of each Holder of each outstanding Security affected, no supplemental indenture shall, in addition to the provisions of Section 902 of the Base Indenture:
     (a) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;
     (b) modify, in a manner adverse to Holders, the provisions with respect to the right of Holders pursuant to Article III hereof to require the Company to purchase Securities on an Option Purchase Date or to repurchase Securities upon the occurrence of a Fundamental Change;
     (c) modify the provisions of Section 2.06 hereof in a manner adverse to Holders;
     (d) adversely affect the right of Holders to convert Securities in accordance with Article VIII hereof;
     (e) reduce the percentage in aggregate principal amount of outstanding Securities whose Holders must consent to a modification to or amendment of any provision of this Indenture or the Securities;
     (f) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.
     Promptly after an amendment, supplement or waiver under Section 901 of the Base Indenture and Section 7.01 hereof or Section 902 of the Base Indenture and this Section 7.02 becomes effective, the Company shall mail, or cause to be mailed, to Securityholders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

7.03 Revocation and Effect of Consents.
     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
     After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to Section 7.02 hereof, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.
     Nothing in this Section 7.03 shall impair the Company’s rights pursuant to Section 901 of the Base Indenture and Section 7.01 hereof to amend this Indenture or the Securities without the consent of any Securityholder in the manner set forth in, and permitted by, such Section 901 and Section 7.01.
7.04 Notation on or Exchange of Securities.
     If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.
7.05 Trustee Protected.
     The Trustee shall sign any amendment, supplemental indenture or waiver authorized pursuant to this Article VII; provided, however, that the Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article VII that adversely affects the Trustee’s rights, duties, liabilities or immunities. The Trustee shall be provided with and may conclusively rely upon an Opinion of Counsel as to legal matters and an Officers’ Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

VIII. CONVERSION
8.01 Conversion Privilege; Restrictive Legends.
     (A) Subject to the provisions of Article III hereof, the Securities shall be convertible into cash and, if applicable, shares of Common Stock in accordance with this Article VIII and as set forth below if any of the following conditions are satisfied:
     (i) Conversion Based on Closing Sale Price of Common Stock. Prior to the Maturity Date or earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock during any calendar quarter after the calendar quarter ending September 30, 2007, if the Closing Sale Price for each of twenty (20) or more Trading Days in a period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter exceeds one hundred and twenty percent (120%) of the Conversion Price in effect on the last Trading Day of the immediately preceding calendar quarter. Solely for purposes of determining whether the Securities shall have become convertible pursuant to this Section 8.01(A)(i), the Company shall, in its good faith determination, make appropriate adjustments to the Closing Sale Prices and/or such Conversion Price used to determine whether the Securities shall have become convertible pursuant to this Section 8.01(A)(i) to account for any adjustments to the Conversion Rate which shall have become effective, or any event requiring an adjustment to the Conversion Rate where the Ex Date of such event occurs, during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter.
     (ii) Conversion Upon Satisfaction of Trading Price Condition. Prior to the Maturity Date or earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock during the five (5) consecutive Business Days immediately after any five (5) consecutive Trading Day period (such five (5) consecutive Trading Day period, the “Note Measurement Period”) in which the average Trading Price per $1,000 principal amount of the Securities was equal to or less than ninety seven percent (97%) of the average Conversion Value during the Note Measurement Period (such condition, the “Trading Price Condition”). The Bid Solicitation Agent shall not have any obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder of at least one million dollars ($1,000,000) in aggregate principal amount of the Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be equal to or less than ninety seven percent (97%) of the product of the Closing Sale Price and the Conversion Rate. Upon receipt of such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of the Securities for each of the five (5) successive Trading Days immediately after the Company receives such evidence and on each Trading Day thereafter until the first Trading Day on which the Trading Price Condition is no longer satisfied. For purposes of this paragraph, the “Conversion Value” per $1,000 principal amount of Securities, on a given Trading Day, means the product of the Closing Sale Price on such Trading Day and the Conversion Rate in effect on such Trading Day.
     (iii) Conversion Based on Redemption. A Security, or portion of a Security, which has been called for Redemption pursuant to paragraph 6 of the Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock; provided, however, that such Security or portion thereof may be surrendered for conversion pursuant to this paragraph only until the close of business on the Business Day immediately preceding the Redemption Date.
     (iv) Conversion Upon Certain Distributions. If the Company takes any action, or becomes aware of any event, that would require an adjustment to the Conversion Rate pursuant to Sections 8.06(b), 8.06(c), 8.06(d) (other than by reason of the distribution of Regular Quarterly Cash Dividends) or 8.06(e) hereof, the Securities may, prior to the Maturity Date or earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, be surrendered for conversion into cash and, if applicable, shares of Common Stock beginning on the date the Company mails the notice to the Holders as provided in Section 8.11 hereof (or, if earlier, the date the Company is required to mail such notice) and at any time thereafter until the close of business on the Business Day immediately preceding the Ex Date (as defined in Section 8.06(g) hereof) of the applicable transaction or until the Company announces that such transaction will not take place.
     (v) Conversion Upon Occurrence of Certain Corporate Transactions. If either:
     (a) a Fundamental Change or a Make-Whole Fundamental Change occurs; or
     (b) the Company is a party to a consolidation, amalgamation, statutory arrangement, merger or binding share exchange pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, in each case, the Securities may, prior to the Maturity Date or earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time during the period that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of such transaction (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in Section 8.01(C) hereof) and ends on, and includes, the date that is thirty (30) calendar days after the actual effective date of such transaction; provided, however, that if such transaction is a Make-Whole Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time during the Make-Whole Conversion Period applicable to such Make-Whole Fundamental Change; provided, further, that if such transaction is a Fundamental Change, then the Securities may also be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time until, and including, the Fundamental Change Repurchase Date applicable to such Fundamental Change.
     (vi) Conversion during specified periods. The Securities may be surrendered for conversion into cash and, if applicable, shares of Common Stock at any time from, and including, June 15, 2012 to, and including, July 15, 2012 and at any time from, and including, June 15, 2027 until the close of business of the business day immediately preceding July 15, 2027 or earlier Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change.
Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.
     (B) The initial Conversion Rate shall be 20.0000 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be subject to adjustment in accordance with Sections 8.06 through 8.15 hereof.
     (C) Whenever any event described in Section 8.01 hereof shall occur which shall cause the Securities to become convertible as provided in this Article VIII, the Company shall promptly deliver written notice of the convertibility of the Securities to the Trustee and each Holder and shall, as soon practicable, but in no event later than the open of business on the first Business Day the Securities shall become convertible as provided in this Article VIII as a result of such event (or, in the case of a Fundamental Change or a Make-Whole Fundamental Change or a consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company is a party and pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, no later than the thirtieth (30th) calendar day prior to the date originally announced by the Company as the anticipated effective date of such transaction), publicly announce, through a reputable national newswire service, and publish on the Company’s website, that the Securities have become convertible. Such written notice and public announcement shall include:
     (i) a description of such event;
     (ii) a description of the periods during which the Securities shall be convertible as provided in this Article VIII as a result of such event;
     (iii) the anticipated effective date and the Ex Date of such event, if applicable; and
     (iv) the procedures Holders must follow to convert their notes in accordance with this Article VIII, including the name and address of the Conversion Agent.
          If the Company shall fail to make such public announcement on or before the open of business on the first date the Securities shall become convertible as provided in this

Article VIII as a result of such event, then (1) the Securities shall remain convertible for an additional Business Day for each Business Day, on or after such first date the Securities become convertible, that the Company shall fail to make such public announcement (an “Extension Period”); and (2) if the event causing the Securities to become convertible shall be a Make-Whole Fundamental Change, then the increased Conversion Rate applicable, pursuant to Section 8.15 hereof, to Securities surrendered within the time periods specified in Section 8.15 hereof shall continue to apply to Securities surrendered for conversion during any such Extension Period.
     (D) A Holder may convert a portion of the principal amount of a Security if such portion is $1,000 principal amount or an integral multiple of $1,000 principal amount. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security.
8.02 Conversion Procedure and Payment Upon Conversion.
     (A) To convert a Security, a Holder must satisfy the requirements of paragraph 10 of the Securities, and the Securities must be convertible pursuant to Section 8.01 hereof. Upon conversion of a Holder’s Security, the Company shall deliver, through the Conversion Agent, the following to such Holder:
     (i) a principal amount (the “Principal Return”) in cash equal to the sum of the Daily Principal Returns for each Trading Day in the Cash Settlement Averaging Period for such conversion; and
     (ii) if the sum of the Daily Net Shares for each Trading Day in the Cash Settlement Averaging Period for such conversion is greater than or equal to one (1), a certificate for a number of shares of Common Stock (the “Net Shares”) equal to such sum; provided, however, that the Company shall not issue fractional shares of Common Stock and shall instead deliver cash (in addition to any other consideration payable upon such conversion) in an amount equal to the value of such fraction computed on the basis of the Volume-Weighted Average Price per share of Common Stock on the last Trading Day in the applicable Cash Settlement Averaging Period.
          The Company shall deliver such Principal Return and, if applicable, such Net Shares as soon as practicable following the Business Day (the “Conversion Date”) on which such Holder satisfies all the requirements for such conversion specified in paragraph 10 of the Securities, but in no event more than three (3) Business Days after the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; provided, however, that any Make-Whole Consideration payable pursuant to Section 8.15 hereof shall be delivered by the Company within the time period specified in Section 8.15 hereof.
     (B) “Cash Settlement Averaging Period” shall mean, with respect to a Security that is tendered for conversion in accordance with this Article VIII, the twenty (20) consecutive Trading-Day period that begins on, and includes, the third (3rd) Trading Day after the Conversion Date for such Security; provided, however, that if such Conversion Date is on or after the twenty third (23rd) scheduled Trading Day prior to the Maturity Date, then the Cash

Settlement Averaging Period with respect to such conversion shall be deemed to be the twenty (20) consecutive Trading-Day period that begins on and includes the twentieth (20th) scheduled Trading Day prior to the Maturity Date.
          “Daily Principal Return” shall mean, with respect to a Trading Day, the lesser of fifty dollars ($50.00) and the Daily Conversion Value for such Trading Day.
          “Daily Conversion Value” shall mean, with respect to a Trading Day, one-twentieth (1/20th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Volume-Weighted Average Price per share of Common Stock on such Trading Day.
          “Daily Net Shares” shall mean, with respect to a Trading Day, an amount equal to the following: (i) if the Daily Conversion Value for such Trading Day is equal to or lesser than fifty dollars ($50.00), then the Daily Net Shares with respect to such Trading Day shall mean an amount equal to zero (0); and (ii) if the Daily Conversion Value for such Trading Day exceeds fifty dollars ($50.00), then the Daily Net Shares with respect to such Trading Day shall mean a fraction (a) whose numerator is the excess of such Daily Conversion Value over fifty dollars ($50.00) and (b) whose denominator is the Volume-Weighted Average Price per share of Common Stock on such Trading Day.
          “Volume-Weighted Average Price” per share of Common Stock on any Trading Day means the volume-weighted average price per share of the Common Stock on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal exchange or over-the-counter market on which the Common Stock is then listed or traded, from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day, as displayed by Bloomberg or, if such price is not available, the market value per share of Common Stock on such Trading Day as determined by a nationally recognized investment banking firm retained for this purpose by the Company.
     (C) With respect to a conversion of a Security pursuant hereto, at and after the close of business on the last Trading Day (the “Relevant Date”) of the Cash Settlement Averaging Period applicable to such conversion, the person in whose name any certificate representing any Net Shares issuable upon such conversion is registered shall be treated as a stockholder of record of the Company; provided, however, that if any such Net Shares constitute Make-Whole Consideration, then the Relevant Date with respect to such Net Shares that constitute Make-Whole Consideration shall instead be deemed to be the later of (1) the last Trading Day of the Cash Settlement Averaging Period applicable to such conversion and (2) the Effective Date of the applicable Make-Whole Fundamental Change. On and after the Conversion Date with respect to a conversion of a Security pursuant hereto, all rights of the Holder of such Security shall terminate, other than the right to receive the consideration deliverable upon conversion of such Security as provided herein. A Holder of a Security is not entitled, as such, to any rights of a holder of Common Stock until, if such Holder converts such Security and is entitled pursuant hereto to receive Net Shares in respect of such conversion, the close of business on the Relevant Date or respective Relevant Dates, as the case may be, with respect to such conversion.
     (D) Except as provided in the Securities or in this Article VIII, no payment or adjustment will be made for accrued interest on a converted Security or for dividends on any

Common Stock issued on or prior to conversion, and accrued interest will be deemed to be paid by the consideration paid to the Holder upon conversion. Such accrued interest shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the Conversion Agent on behalf of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted; provided further, however, that such payment to the Conversion Agent described in the immediately preceding proviso in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the record date immediately preceding the Maturity Date, (ii) has been called for Redemption pursuant to Section 3.04 hereof and paragraphs 6 and 7 of the Securities or (iii) is surrendered for conversion after a record date for the payment of an installment of interest and on or before the related interest payment date, where, pursuant to Section 3.09 hereof, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such record date and on or before such interest payment date; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 307 of the Base Indenture or otherwise (it being understood that nothing in this Section 8.02(D) shall affect the Company’s obligations under Section 307 of the Base Indenture).
     (E) If a Holder converts more than one Security at the same time, the number of full shares of Common Stock issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.
     (F) Upon surrender of a Security that is converted in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.
     (G) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.
8.03 Fractional Shares.
The Company will not issue fractional shares of Common Stock upon conversion of Securities and instead will deliver a check in an amount equal to the value of such fraction computed on the basis of the Closing Sale Price on the Trading Day immediately before the Conversion Date.

8.04 Taxes on Conversion.
     If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of shares of Common Stock upon the conversion. However, such Holder shall pay any such tax or duty which is due because such shares are issued in a name other than such Holder’s name. The Conversion Agent may refuse to deliver a certificate representing the shares of Common Stock to be issued in a name other than such Holder’s name until the Conversion Agent receives a sum sufficient to pay any tax or duty which will be due because such shares are to be issued in a name other than such Holder’s name. Nothing herein shall preclude any tax withholding required by law or regulation.
8.05 Company to Provide Stock.
     The Company shall at all times reserve out of its authorized but unissued Common Stock or Common Stock held in its treasury enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Securities. The shares of Common Stock, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with DTC’s customary practices.
     All shares of Common Stock which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.
     The Company shall comply with all securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities and shall list such shares on each national securities exchange or automated quotation system on which the Common Stock is listed.
8.06 Adjustment of Conversion Rate.
     The Conversion Rate shall be subject to adjustment from time to time as follows:
     (a) In case the Company shall (1) pay a dividend in shares of Common Stock to all holders of Common Stock, (2) make a distribution in shares of Common Stock to all holders of Common Stock, (3) subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or (4) combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to close of business on the Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination, by the number of shares of Common Stock that a person who owns only one share of Common Stock immediately before such Ex Date or effective date, as applicable, of such dividend, distribution, subdivision or combination and who is entitled to participate in such dividend, distribution, subdivision or combination would own immediately after giving effect to such dividend, distribution, subdivision or combination (without giving effect to any arrangement pursuant to such dividend, distribution, subdivision or combination not to issue fractional shares of Common Stock). Any adjustment made pursuant to this

Section 8.06(a) hereof shall become effective immediately after such Ex Date, in the case of a dividend or distribution, and shall become effective immediately after such effective date, in the case of a subdivision or combination.
     (b) In case the Company shall issue rights or warrants to all or substantially all holders of Common Stock, entitling them, for a period expiring not more than sixty (60) days immediately following the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable or exercisable for Common Stock), at a price per share (or having a conversion, exchange or exercise price per share) that is less than the current market price (as determined pursuant to Section 8.06(g) hereof) per share of Common Stock on the record date for the determination of holders of Common Stock entitled to receive such rights or warrants, the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the Ex Date corresponding to such record date by a fraction of which (A) the numerator shall be the sum of (I) the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the aggregate number of shares (the “Underlying Shares”) of Common Stock underlying all such issued rights or warrants (whether by exercise, conversion, exchange or otherwise), and (B) the denominator shall be the sum of (I) number of shares of Common Stock outstanding immediately prior to the open of business on such Ex Date and (II) the number of shares of Common Stock which the aggregate exercise, conversion, exchange or other price at which the Underlying Shares may be subscribed for or purchased pursuant to such rights or warrants would purchase at such current market price per share of Common Stock; provided, however, no adjustment shall be made pursuant to this Section 8.06(b) solely by reason of a distribution of rights pursuant to a stockholders’ rights plan, provided the Company has complied with the provisions of Section 8.14 hereof with respect to such stockholders’ rights plan and distribution. Such increase shall become effective immediately prior to the open of business on such Ex Date. In no event shall the Conversion Rate be decreased pursuant to this Section 8.06(b).
     (c) Except as set forth in the immediately following paragraph, in case the Company shall dividend or distribute to all or substantially all holders of Common Stock shares of Capital Stock of the Company or any existing or future Subsidiary (other than Common Stock), evidences of Indebtedness or other assets (other than dividends or distributions requiring an adjustment to the Conversion Rate in accordance with Sections 8.06(d) or 8.06(e) hereof), or shall dividend or distribute to all or substantially all holders of Common Stock rights or warrants to subscribe for or purchase securities (other than dividends or distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 8.06(b) hereof), then in each such case the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the open of business on the Ex Date corresponding to the record date for the determination of stockholders entitled to such dividend or distribution by a fraction of which (A) the numerator shall be the current market price per share of Common Stock (as determined pursuant to Section 8.06(g) hereof) on such record date and (B) the denominator shall be an amount equal to (I) such current market price per share of Common Stock less (II) the fair market value (as determined in good faith by the Board, whose determination shall be conclusive and described in a Board Resolution), on such Ex Date, of the portion of the shares of Capital Stock, evidences of Indebtedness, assets, rights and warrants to be dividended or distributed applicable to one share of Common Stock, such increase to become effective immediately prior to the open of business on such Ex Date; provided however, that if such denominator is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Rate, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of its Securities, in addition to any consideration otherwise payable as herein provided upon such conversion, an amount of shares of Capital Stock, evidences of Indebtedness, assets, rights and/or warrants that such Holder would have received had such Holder converted all of its Securities on such record date. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than distributions of rights or warrants requiring an adjustment to the Conversion Rate in accordance with Section 8.06(b) hereof) (collectively, “Rights”) pro rata to holders of Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 8.06(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) on or after the record date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable (and cash, if any, payable) upon such conversion (the “Conversion Shares”), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the “Distribution Date”), the same number of Rights to which a holder of a number of shares of Common Stock equal to the number of shares of Conversion Shares would be entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Common Stock into which the principal amount of the Security so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights. Any distribution of rights or warrants pursuant to a stockholders’ rights plan complying with the requirements set forth in the preceding sentence of this paragraph and with Section 8.14 hereof shall not constitute a distribution of rights or warrants pursuant to this Section 8.06(c). In no event shall the Conversion Rate be decreased pursuant to this Section 8.06(c).
Notwithstanding anything to the contrary in this Section 8.06(c), if, in a distribution requiring an adjustment to the Conversion Rate pursuant to the immediately preceding paragraph, the property distributed by the Company to all Holders of Common Stock consists solely of Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company, which Capital Stock or interests are, or will be upon completion of such distribution, listed on a national securities exchange or quoted on an automated quotation system and closing sale prices for such Capital Stock or interests are readily available (a “Spin-Off”), then in lieu of adjusting the Conversion Rate in accordance with the immediately preceding paragraph, the Conversion Rate shall be increased (subject to the other terms of this Indenture) by multiplying the Conversion Rate in effect immediately prior to the opening of business on the thirteenth (13th) Trading Day following the record date for such distribution by a fraction (I) whose numerator is the sum of (A) the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (B) the product of (i) the average of the Closing Sale Prices per share or unit, as applicable, of such Capital Stock or interests (determined as if such shares or units were shares of Common Stock for purposes of the definition of “Closing Sale Price”) for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution and (ii) number of shares or units, as applicable, of such Capital Stock or interests distributed per share of Common Stock; and (II) whose denominator is the average of the Closing Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days commencing on, and including, the third (3rd) Trading Day after the record date for such distribution. The average Closing Sale Prices referred to in the immediately preceding sentence shall be subject to appropriate adjustments, in the Company’s good faith determination, to account for other distributions, stock splits and combinations, stock dividends, reclassifications and similar events. Each adjustment to the Conversion Rate made pursuant to this paragraph shall become effective immediately after the open of business on the thirteenth (13th) Trading Day following the record date for such distribution.
Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 8.06 (and no adjustment to the Conversion Rate under this Section 8.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 8.06(c). In no event shall the Conversion Rate be decreased pursuant to this Section 8.06(c).
     (d) In case the Company shall, by dividend or otherwise, at any time make a distribution of cash (excluding any cash that is distributed as part of a distribution requiring a Conversion Rate adjustment pursuant to Section 8.06(e) hereof and excluding Regular Quarterly Cash Dividends, to the extent the aggregate amount of such Regular Quarterly Cash Dividends in any quarterly period does not exceed sixty-six cents ($0.66) per share of Common Stock (the

“Reference Dividend Amount”)) to all or substantially all holders of Common Stock, the Conversion Rate shall be increased based on the following formula:
CR1 = CR0 x MP0 / (MP0 - C)
where
CR0 = the conversion rate in effect immediately prior to the ex-dividend date for such distribution;
CR1 = the new conversion rate immediately on and after the ex-dividend date for such distribution;
MP0 = the current market price per share of Common Stock (as determined pursuant to Section 8.06(g) hereof) on the record date for the distribution; and
C = the amount in cash per share that the Company distributes to holders of the Common Stock that exceeds the Reference Dividend Amount (“Excess Amount”);
The Reference Dividend Amount shall be subject to adjustment in a manner that is inversely proportional to adjustments to the Conversion Rate; provided, however, that no adjustments shall be made to the Reference Dividend Amount for any adjustment made to the Conversion Rate pursuant to this Section 8.06(d).
Notwithstanding anything to the contrary in this Section 8.06(d), if an adjustment to the Conversion Rate is required to be made as a result of a distribution that is not a regular quarterly dividend either in whole or in part, the Reference Dividend Amount shall be deemed to be zero for purposes of determining the adjustment to the Conversion Rate as a result of such distribution.
The Conversion Rate shall not be adjusted pursuant to this Section 8.06(d) to the extent, and only to the extent, such adjustment would cause the Conversion Price to be less than the par value of the Common Stock; provided further that, if the denominator of such fraction shall be equal to or less than zero, the Conversion Rate shall be instead adjusted so that the Conversion Price is equal to the par value of the Common Stock.
In no event shall the Conversion Rate be decreased pursuant to this Section 8.06(d). An adjustment to the Conversion Rate pursuant to this Section 8.06(d) shall become effective immediately prior to the open of business on the Ex Date for the distribution. To the extent a Regular Quarterly Cash Dividend is paid in multiple portions and the total of such portions exceeds $0.66, then the Conversion Rate in respect of such Regular Quarterly Cash Dividend shall first be adjusted under this Section 8.06(d) in respect of the first portion as a result of which such Regular Quarterly Cash Dividend exceeds $0.66 (with the Excess Amount for purposes of such adjustment being the amount by which such portion, when aggregated with all previously paid portions in respect of such Regular Quarterly Cash Dividend, if any, exceeds $0.66), and the Conversion Rate shall be further adjusted under this Section 8.06(d) in respect of each subsequent payment, if any, constituting a portion of such Regular Quarterly Cash Dividend (with the amount of each such subsequent portion being treated as the Excess Amount for purposes of determining the adjustment in respect of such portion). Each such adjustment shall become effective immediately prior to the open of business on the Ex Date in respect of the payment resulting in such adjustment.
     (e) In case the Company or any Subsidiary shall distribute cash or other consideration in respect of a tender offer or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock where the sum of the aggregate amount of such cash distributed and the aggregate fair market value (as determined in good faith by the Company), as of the Expiration Date (as defined below), of such other consideration distributed (such sum, the “Aggregate Amount”) expressed as an amount per share of Common Stock validly tendered or exchanged, and not withdrawn, pursuant to such tender offer or exchange offer as of the Expiration Time (as defined below) (such tendered or exchanged shares of Common Stock, the “Purchased Shares”) exceeds the Closing Sale Price per share of Common Stock on the first Trading Day after the last date (such last date, the “Expiration Date”) on which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as the same may be amended through the Expiration Date), then the Conversion Rate shall be increased by multiplying the Conversion Rate in effect immediately prior to the close of business on first Trading Day after the Expiration Date by a fraction (A) whose numerator is equal to the sum of (I) the Aggregate Amount and (II) the product of (a) such Closing Sale Price per share of Common Stock and (b) an amount equal to (i) the number of shares of Common Stock outstanding as of the last time (the “Expiration Time”) at which tenders or exchanges could have been made pursuant to such tender offer or exchange offer (including all Purchased Shares) less (ii) the Purchased Shares and (B) whose denominator is equal to the product of (I) the number of shares of Common Stock outstanding as of the Expiration Time (including all Purchased Shares) and (II) such Closing Sale Price per share of Common Stock.
          An increase, if any, to the Conversion Rate pursuant to this Section 8.06(e) shall become effective immediately prior to the opening of business on the Business Day following the first Trading Day after the Expiration Date. In the event that the Company or a Subsidiary is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 8.06(e) to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 8.06(e).

     (f) In addition to the foregoing adjustments in subsections (a), (b), (c), (d) and (e) above, the Company, from time to time and to the extent permitted by law and the continued listing requirements of the New York Stock Exchange, may increase the Conversion Rate by any amount for a period of at least twenty (20) days or such longer period as may be permitted or required by law, if the Board has made a determination, which determination shall be conclusive, that such increase would be in the best interests of the Company. Such Conversion Rate increase shall be irrevocable during such period. The Company shall give written notice to the Trustee and cause notice of such increase to be mailed to each Holder of Securities at such Holder’s address as the same appears on the registry books of the Registrar, at least fifteen (15) days prior to the date on which such increase commences.
     (g) For the purpose of any computation under subsections (a), (b), (c) or (d) above of this Section 8.06, the “current market price” per share of Common Stock on any date shall be deemed to be the average of the Closing Sale Prices for the ten (10) consecutive Trading Days ending on, but excluding, the earlier of such date and the Ex Date with respect to the issuance or distribution requiring such computation; provided, however, that such current market price per share of Common Stock shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during the period that begins on, and includes, the first day of such ten (10) consecutive Trading Days and ends on, and includes, the date when the adjustment to the Conversion Rate on account of the event requiring the computation of such current market price becomes effective.
          The term “Ex Date,” (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades the regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades the regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer means the first date on which the Common Stock trades the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended). For purposes of determining the Ex Date with respect to an issuance or distribution under this Indenture, the Company may conclusively assume (and such assumption shall be binding upon the Holders) that purchases and sales of the relevant security with respect to which such issuance or distribution is being made will settle based on the customary settlement cycle for purchases or sales of such security.

          Unless the context requires otherwise, the term “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of shares of Common Stock have the right to receive any cash, securities or other property or in which the shares of Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board or by statute, contract or otherwise).
8.07 No Adjustment.
     Notwithstanding anything herein or in the Securities to the contrary, in no event shall the Conversion Rate be adjusted pursuant to this Indenture or the Securities to the extent such adjustment shall reduce the Conversion Price to an amount that is less than the par value per share of Common Stock.
     No adjustment in the Conversion Rate pursuant to Section 8.06 hereof shall be required until cumulative adjustments amount to one percent (1%) or more of the Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate); provided, however, that any adjustments to the Conversion Rate which by reason of this Section 8.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that at the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2007, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 8.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate; provided further, that if the Company shall mail a notice of Redemption pursuant to Section 3.04 hereof, or if a Fundamental Change or Make-Whole Fundamental Change occurs, or if the Securities shall become convertible pursuant to Section 8.01(A)(iv) hereof or Section 8.01(A)(v) hereof, then, in each case, any adjustments to the Conversion Rate that have been, and at such time remain, deferred pursuant to this Section 8.07 shall be given effect, and such adjustments, if any, shall no longer be carried forward and taken into account in any subsequent adjustment to the Conversion Rate. All calculations under this Article VIII shall be made to the nearest cent or to the nearest one-millionth of a share, as the case may be.
     Upon the expiration, termination or redemption of any rights, options or warrants issued by the Company, and requiring an adjustment to the Conversion Rate in accordance with Section 8.06 hereof, without the exercise of such rights, options or warrants, the Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate which would have been in effect at the time of such expiration, termination or redemption had such rights, options or warrants, to the extent outstanding immediately prior to such expiration, termination or redemption, never been issued. Notwithstanding anything herein or in the Securities to the contrary, if any rights, options or warrants issued by the Company, and requiring an adjustment to the Conversion Rate in accordance with Section 8.06 hereof, are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate will not be adjusted as provided in Section 8.06 until the earliest of such triggering event occurs.

     If any dividend or distribution is declared and the Conversion Rate is adjusted pursuant to Section 8.06 hereof on account of such dividend or distribution, but such dividend or distribution is thereafter not paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect had such dividend or distribution not been declared.
     No adjustment to the Conversion Rate need be made pursuant to Section 8.06 hereof for a transaction if each Holder is to participate in the transaction, at substantially the same time that holders of Common Stock participate in such transaction, without conversion as if such Holder held a number of shares of Common Stock equal to a fraction whose numerator is the product of the Conversion Rate in effect at the Ex Date or effective date, as applicable, of the transaction (without giving effect to any adjustment pursuant to Section 8.06 hereof on account of such transaction) and the aggregate principal amount of Securities held by such Holder and whose denominator is one thousand (1,000).
8.08 Other Adjustments.
     In the event that, as a result of an adjustment made pursuant to Section 8.06 hereof, the Holder of any Security thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock other than shares of Common Stock, thereafter the Conversion Rate of such other shares so receivable upon conversion of any Security shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article VIII.
8.09 Adjustments for Tax Purposes.
     Except as prohibited by law the Company may (but is not obligated to) make such increases in the Conversion Rate, in addition to those required by Section 8.06 hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company or to its stockholders will not be taxable to the recipients thereof or in order to diminish any such taxation.
8.10 Notice of Adjustment.
     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment.

8.11 Notice of Certain Transactions.
     In the event that:
     (1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate,
     (2) the Company takes any action that would require a supplemental indenture pursuant to Section 8.12 hereof, or
     (3) there is a dissolution or liquidation of the Company,
the Company shall mail to Holders at the addresses appearing on the Registrar’s books and the Trustee a written notice stating the proposed record, effective or expiration date, as the case may be, of any transaction referred to in clause (1), (2) or (3) of this Section 8.11. The Company shall mail such notice at least twenty (20) calendar days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 8.11.
8.12 Effect of Reclassifications, Consolidations, Amalgamations, Statutory Arrangements, Mergers, Binding Share Exchanges or Asset Sales on Conversion Privilege.
     If any of the following shall occur, namely: (i) any reclassification or change in the Common Stock issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Common Stock), (ii) any consolidation, amalgamation, statutory arrangement, merger or binding share exchange to which the Company is a party other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Common Stock or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, in each case pursuant to which the Common Stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that, at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this Article VIII) into the kind and amount of cash, securities or other property (collectively, “Reference Property”) receivable upon such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition by a holder of a number of shares of Common Stock equal to a fraction whose denominator is one thousand (1,000) and whose numerator is the product of the principal amount of such Security and the Conversion Rate in effect immediately prior to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition (assuming, if holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, that the Collective Election shall have been made with respect to such election); provided, however, that at and after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the Principal Return payable hereunder upon conversion of such Security shall continue to be payable in cash and the Daily Conversion Value and Daily Net Shares shall be calculated based on the value of the Reference Property instead of the Volume-Weighted Average Price per share of Common Stock; provided further, that if any portion of such Reference Property consists of common stock listed on a national securities exchange or quoted on an automated quotation system, then the “value” of such portion of such Reference Property shall be determined on the basis of the Volume Weighted Average Price of such common stock (determined as if such common stock were Common Stock for purposes of the definition of “Volume Weighted Average Price” and as if the issuer of such common stock were the Company for purposes of the definition of “Trading Day”).
     If holders of Common Stock shall have the opportunity to elect the form of consideration to receive pursuant to such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then the Company shall make adequate provision to give Holders, treated as a single class, a reasonable opportunity to elect (the “Collective Election”) the form of such consideration for purposes of determining the composition of the Reference Property referred to in the immediately preceding sentence, and once such election is made, such election shall apply to all Holders after the effective time of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. Such Collective Election shall be determined based on the weighted average of the elections made by Holders of the Securities who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, and shall be conducted in such a manner as to be completed by the close of business on the actual effective date of such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders, by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the terms of which are inconsistent with this paragraph and the immediately preceding paragraph.
     The supplemental indenture referred to in the first sentence of this Section 8.12 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article VIII. The foregoing, however, shall not in any way affect the right a Holder of a Security may otherwise have, pursuant to Section 8.06(b) hereof or Section 8.14 hereof, to receive rights or warrants upon conversion of a Security. If, in the case of any such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this Section 8.12 shall similarly apply to successive consolidations, amalgamations, statutory arrangements, mergers, binding share exchanges, sales, transfers, leases, conveyances or dispositions.
     In the event the Company shall execute a supplemental indenture pursuant to this Section 8.12, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, consolidation, amalgamation, statutory arrangement, merger, binding share exchange, sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.
8.13 Trustee’s Disclaimer.
     The Trustee has no duty to determine when an adjustment under this Article VIII should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 8.10 hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure by the Company to comply with any provisions of this Article VIII.
     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 8.12 hereof, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 8.12 hereof.
8.14 Rights Distributions Pursuant to Stockholders’ Rights Plans.
     Upon conversion of any Security or a portion thereof, the Company shall make provision such that the Holder thereof shall, to the extent such Holder is to receive shares of Common Stock upon such conversion, receive, in addition to, and concurrently with the delivery of, the consideration otherwise payable hereunder upon such conversion, the rights described in any stockholders’ rights plan(s) of the Company then in effect; provided, however, that no such provision need be made if the rights have been separated from the Common Stock prior to the time of such conversion, but the provisions of Section 8.06(c) hereof shall apply.
8.15 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection With Make-Whole Fundamental Changes.
     (A) Notwithstanding anything herein to the contrary, the Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with this Article VIII, at any time during the period (the “Make-Whole Conversion Period”) that begins on, and includes, the date that is thirty (30) calendar days prior to the date originally announced by the Company as the anticipated effective date of a Make-Whole Fundamental Change (which anticipated effective date the Company shall disclose, in good faith, in the written notice and public announcement referred to in Section 8.15(D) hereof) and ends on, and includes, the date that is forty (40) Business Days after the actual effective date of such Make-Whole Fundamental Change (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change, the Fundamental Change Repurchase Date applicable to such Fundamental Change) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 8.15, otherwise apply to such Security pursuant to this Article VIII, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.
          The additional consideration payable hereunder on account of any Make-Whole Applicable Increase with respect to a Security surrendered for conversion is herein referred to as the “Make-Whole Consideration.” For avoidance of doubt, the amount of the Make-Whole Consideration due upon the conversion of a Security shall be based on the Cash Settlement Averaging Period and Volume-Weighted Average Prices applicable to such conversion pursuant to Section 8.02 hereof.
          The Make-Whole Consideration due upon a conversion of a Security by a Holder shall be paid as soon as practicable, but in no event later than third Business Day after the later of (1) the date such Holder surrenders such Security for such conversion; (2) the last Trading Day in the Cash Settlement Averaging Period applicable to such conversion; and (3) the Effective Date of the applicable Make-Whole Fundamental Change.
     (B) As used herein, “Make-Whole Applicable Increase” shall mean, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the effective date of such Make-Whole Fundamental Change (the “Effective Date”) and the Applicable Price of such Make-Whole Fundamental Change:

	Effective Date
Applicable Price	July 20, 2007	July 15, 2008	July 15, 2009	July 15, 2010	July 15, 2011	July 15, 2012

$40.40	4.7525	4.7525	4.7525	4.7525	4.7525	4.7525
$45.00	2.9244	2.9058	2.8178	2.6958	2.4877	2.2222
$50.00	1.7354	1.6869	1.5717	1.4049	1.1103	0.0000
$55.00	0.9790	0.9249	0.8160	0.6620	0.4106	0.0000
$60.00	0.5133	0.4680	0.3832	0.2714	0.1180	0.0000
$65.00	0.2398	0.2096	0.1544	0.0901	0.0340	0.0000
$70.00	0.0915	0.0772	0.0503	0.0310	0.0257	0.0000
$75.00	0.0287	0.0287	0.0243	0.0239	0.0237	0.0000
$80.00	0.0222	0.0222	0.0221	0.0220	0.0220	0.0000
$85.00	0.0206	0.0206	0.0206	0.0206	0.0206	0.0000
$90.00	0.0193	0.0193	0.0193	0.0193	0.0193	0.0000
$95.00	0.0181	0.0181	0.0181	0.0181	0.0181	0.0000
$100.00	0.0171	0.0171	0.0171	0.0171	0.0171	0.0000
$105.00	0.0162	0.0162	0.0162	0.0162	0.0162	0.0000
$110.00	0.0153	0.0153	0.0153	0.0153	0.0153	0.0000
$115.00	0.0145	0.0145	0.0145	0.0145	0.0145	0.0000
$120.00	0.0138	0.0138	0.0138	0.0138	0.0138	0.0000
provided, however, that:
     (i) if the actual Applicable Price of such Make-Whole Fundamental Change is between two (2) prices listed in the table above under the column titled “Applicable Price,” or if the actual Effective Date of such Make-Whole Fundamental Change is between two dates listed in the table above in the row immediately below the title “Effective Date,” then the Make-Whole Applicable Increase for such Make-Whole Fundamental Change shall be determined by linear interpolation between the Make-Whole Applicable Increases set forth for such two prices, or for such two dates based on a three hundred and sixty five (365) day year, as applicable;
     (ii) if the actual Applicable Price of such Make-Whole Fundamental Change is greater than $120.00 per share (subject to adjustment as provided in Section 8.15(B)(iii)), or if the actual Applicable Price of such Make-Whole Fundamental Change is less than $40.40 per share (subject to adjustment as provided in Section 8.15(B)(iii)), then the Make-Whole Applicable Increase shall be equal to zero (0);
     (iii) if an event occurs that requires, pursuant to this Article VIII (other than solely pursuant to this Section 8.15), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, each price set forth in the table above under the column titled “Applicable Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article VIII, immediately after such adjustment to the Conversion Rate;
     (iv) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to Section 8.06 through Section 8.14 hereof; and
     (v) in no event shall the Conversion Rate applicable to any Security be increased pursuant to this Section 8.15 to the extent, but only to the extent, such increase shall cause the Conversion Rate applicable to such Security to exceed 24.7525 shares per $1,000 principal amount (the “BCF Make-Whole Cap”); provided, however, that the BCF Make-Whole Cap shall be adjusted in the same manner in which, and for the same events for which, the Conversion Rate is to be adjusted pursuant to this Article VIII.
     (C) As used herein, “Applicable Price” shall have the following meaning with respect to a Make-Whole Fundamental Change: (a) if such Make-Whole Fundamental Change constitutes a Common Stock Change Make-Whole Fundamental Change and the consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) for the Common Stock in such Make-Whole Fundamental Change consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid per share of Common Stock in such Make-Whole Fundamental Change; (b) if such Make-Whole Fundamental Change constitutes an Asset Sale Make-Whole Fundamental Change and the consideration paid for the property and assets of the Company consists solely of cash, then the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the cash amount paid for the property and assets of the Company, expressed as an amount per share of Common Stock outstanding on the Effective Date of such Make-Whole Fundamental Change; and (c) in all other circumstances, the “Applicable Price” with respect to such Make-Whole Fundamental Change shall be equal to the average of the Closing Sale Prices per share of Common Stock for the five (5) consecutive Trading Days immediately preceding the Effective Date of such Make-Whole Fundamental Change, which average shall be appropriately adjusted by the Company, in its good faith determination, to account for any adjustment, pursuant hereto, to the Conversion Rate that shall become effective, or any event requiring, pursuant hereto, an adjustment to the Conversion Rate where the Ex Date of such event occurs, at any time during such five (5) consecutive Trading Days.
     (D) At least thirty (30) calendar days before the first anticipated effective date of each proposed Make-Whole Fundamental Change, the Company shall mail to each Holder written notice of, and shall publicly announce, through a reputable national newswire service, and publish on the Company’s website, the anticipated effective date of such proposed Make-Whole Fundamental Change. Each such notice, announcement and publication shall also state that, in connection with such Make-Whole Fundamental Change, the Company shall increase, in accordance herewith, the Conversion Rate applicable to Securities entitled as provided herein to such increase (along with a description of how such increase shall be calculated and the time periods during which Securities must be surrendered in order to be entitled to such increase). No later than the third Business Day after the Effective Date of each Make-Whole Fundamental Change, the Company shall mail written notice of, and shall publicly announce, through a reputable national newswire service, such Effective Date and the Make-Whole Applicable Increase applicable to such Make-Whole Fundamental Change.

     (E) For avoidance of doubt, the provisions of this Section 8.15 shall not affect or diminish the Company’s obligations, if any, pursuant to Article Ten of the Base Indenture and Article IV hereof with respect to a Make-Whole Fundamental Change.
     (F) Nothing in this Section 8.15 shall prevent an adjustment to the Conversion Rate pursuant to Section 8.06 hereof in respect of a Make-Whole Fundamental Change.
8.16 Ownership Limit.
Notwithstanding any other provision of this Indenture or the Securities, no Holder shall be entitled to convert such Securities for shares of Common Stock to the extent that receipt of such shares would cause such Holder (together with such Holder’s Affiliates) to exceed the applicable ownership limit contained in the Company’s by-laws (with respect to the Common Stock and the Company’s preferred stock) and the Company’s certificates of designation (with respect to the Company’s preferred stock).
IX. NO DEFEASANCE OR COVENANT DEFEASANCE
The defeasance and covenant defeasance provisions of Article Thirteen of the Base Indenture shall not apply to the Securities.
X. MISCELLANEOUS
10.01 Governing Law.
     The laws of the State of New York, without regard to principles of conflicts of law, shall govern this Indenture and the Securities.
10.02 No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
10.03 Successors.
     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
10.04 Calculations in Respect of the Securities.
     The Company and its agents (including, without limitation, the Bid Solicitation Agent) shall make all calculations under this Indenture and the Securities in good faith. In the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee as required hereunder, and, absent such manifest error, the Trustee shall be entitled to conclusively rely on the accuracy of any such calculation without independent verification.

10.05 Trustee’s Disclaimer.
     The Trustee makes no representations as to the validity or sufficiency of the Supplemental Indenture except as to the due authorization, execution and delivery of the Supplemental Indenture by the Trustee. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

HEALTH CARE REIT, INC.
By:	/s/ George L. Chapman
	Name:	George L. Chapman
	Title:	Chairman and Chief Executive Officer

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/s/ Theresa Crawford
	Name:	Theresa Crawford
	Title:	Assistant Treasurer

EXHIBIT A
[Face of Security]
HEALTH CARE REIT, INC.
Certificate No. _______
[INSERT GLOBAL SECURITY LEGEND AS REQUIRED]
4.75% Convertible Senior Note due 2027
CUSIP No. 42217K AQ9
     Health Care REIT, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of                                          dollars ($                    ) on July 15, 2027 and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.
     Interest Payment Dates: January 15 and July 15, with the first payment to be made on January 15, 2008.
     Record Dates: January 1 and July 1.
     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.
     IN WITNESS WHEREOF, Health Care REIT, Inc. has caused this instrument to be duly signed.

Health Care REIT, Inc.
By:
Name:
Title:

Dated: ________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to
in the within-mentioned Indenture.

The Bank of New York Trust Company, N.A., as Trustee
By:
Authorized Signatory
Dated: __________________

[REVERSE OF SECURITY]
HEALTH CARE REIT, INC.
4.75% Convertible Senior Note due 2027
     1. Interest. Health Care REIT, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest, payable semi-annually in arrears, on January 15 and July 15 of each year, with the first payment to be made on January 15, 2008. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, July 20, 2007, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Maturity. The Securities will mature on July 15, 2027.
     3. Method of Payment. Except as provided in the Indenture (as defined below), the Company will pay interest on the Securities to the persons who are Holders of record of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal amount, Redemption Price, Option Purchase Price or Fundamental Change Repurchase Price of the Securities, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided on the Maturity Date or upon Redemption, Purchase at Holder’s Option or Repurchase Upon Fundamental Change, as the case may be. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by DTC or its nominee; (B) in the case this Security is held, other than global form, by a Holder of more than five million dollars ($5,000,000) in aggregate principal amount of Securities, by wire transfer of immediately available funds to the account specified by such Holder or, if such Holder does not specify an account, by mailing a check to the address of such Holder set forth in the register of the Registrar; and (C) in the case this Security is held, other than global form, by a Holder of five million dollars ($5,000,000) or less in aggregate principal amount of Securities, by mailing a check to the address of such Holder set forth in the register of the Registrar.
     4. Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. Initially, The Bank of New York Trust Company, N.A. (the “Trustee”) will act as Paying Agent, Registrar, Bid Solicitation Agent and Conversion Agent. The Company may change any Paying Agent, Registrar, Bid Solicitation Agent or Conversion Agent without prior notice.
     5. Indenture. The Company issued the Securities under a base indenture, dated as of November 20, 2006 (the “Base Indenture”) as amended, supplemented or otherwise modified by Supplemental Indenture No. 2, dated as of July 20, 2007 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) (the “Trust Indenture Act”) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. The Securities are general unsecured senior obligations of the Company limited to $400,000,000 aggregate principal amount ($460,000,000 if the Underwriters have elected to exercise in full the Option to purchase up to an additional $60,000,000 aggregate principal amount of the Securities), except as otherwise provided in the Indenture (except for reopening of the Securities pursuant to the Indenture or Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein without definition and which are defined in the Indenture have the meanings assigned to them in the Indenture.
     6. Optional Redemption.
          The Company shall not have the right to redeem any Securities prior to July 15, 2012, except to preserve the Company’s status as a real estate investment trust. If, at any time, the Company determines that it is necessary to redeem the Securities in order to preserve the Company’s status as a real estate investment trust, the Company may redeem all or any part of the Securities at a price payable in cash equal to the Redemption Price plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
          The Company shall have the right, at the Company’s option, at any time, and from time to time, on a Redemption Date on or after July 15, 2012, to redeem all or any part of the Securities at a price payable in cash equal to one hundred percent (100%) of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date.
          Upon surrender to the Paying Agent of a Security subject to Redemption, such Security shall be paid, to the Holder surrendering such Security, at the Redemption Price plus accrued and unpaid interest to, but excluding, the Redemption Date, unless the Redemption Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, in which case accrued and unpaid interest to, but excluding, such interest payment date will be paid, on such interest payment date, to the Holder of record of such Security at the close of business on such record date, and the Holder surrendering such Security shall not be entitled to any such interest unless such Holder was also the Holder of record of such Security at the close of business on such record date.
     7. Notice of Redemption. Notice of Redemption will be mailed at least thirty (30) days but not more than sixty (60) days before the Redemption Date to each Holder of Securities to be redeemed at its address appearing in the security register. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 principal amount.
     8. Purchase by the Company at the Option of the Holder. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of each Holder, the Securities held by such Holder on July 15, 2012, July 15, 2017 and July 15, 2022 (each, an “Option Purchase Date”) at an Option Purchase Price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Securities to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable Option Purchase Date, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is twenty (20) Business Days prior to the applicable Option Purchase Date until the close of business on the Business Day immediately preceding the applicable Option Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture; provided, however, that such accrued and unpaid interest shall be paid to the Holder of record of such Securities at the close of business on the record date immediately preceding such Option Purchase Date.
     9. Repurchase at Option of Holder Upon a Fundamental Change. Subject to the terms and conditions of the Indenture, in the event of a Fundamental Change, each Holder of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase such Holder’s Securities including any portion thereof which is $1,000 in principal amount or any integral multiple thereof on a date selected by the Company (the “Fundamental Change Repurchase Date”), which date is no later than thirty five (35) days, nor earlier than twenty (20) days, after the date on which notice of such Fundamental Change is mailed in accordance with the Indenture, at a price payable in cash equal to one hundred percent (100%) of the principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the accrued and unpaid interest, if any, to, but excluding, such interest payment date will be paid on such interest payment date to the Holder of record of such Securities at the close of business on such record date, and the Holder surrendering such Securities for repurchase will not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of record of such Securities at the close of business on such record date.
     10. Conversion.
          The Securities shall be convertible into cash, and if applicable, shares of Common Stock if and to the extent the conditions therefor specified the Indenture are satisfied.
          To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder must pay in accordance with the Indenture and (5) pay any tax or duty if required pursuant to the Indenture. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000 principal amount.
          Notwithstanding anything herein to the contrary, no Security may be converted after the close of business on the Business Day immediately preceding the Maturity Date.
          Upon conversion of a Security, the Holder thereof shall be entitled to receive the cash and, if applicable, shares of Common Stock payable upon conversion in accordance with Article VIII of the Supplemental Indenture.

          The initial Conversion Rate is 20.0000 shares of Common Stock per $1,000 principal amount of Securities (which results in an effective initial Conversion Price of $50.00 per share) subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver cash in lieu of any fractional share. On conversion, no payment or adjustment for any unpaid and accrued interest or additional interest on the Securities will be made. If a Holder surrenders a Security for conversion after the close of business on the record date for the payment of an installment of interest and prior to the related interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder at the close of business on such record date is to receive; provided, however, that such payment of an amount equal to the interest described in the immediately preceding sentence in respect of a Security surrendered for conversion shall not be required with respect to a Security that (i) is surrendered for conversion after the record date immediately preceding the Maturity Date, (ii) has been called for Redemption pursuant to Section 3.04 of the Supplemental Indenture and paragraphs 6 and 7 herein or (iii) is surrendered for conversion after a record date for the payment of an installment of interest and on or before the related interest payment date, where, pursuant to Section 3.09 of the Supplemental Indenture, the Company has specified, with respect to a Fundamental Change, a Fundamental Change Repurchase Date that is after such record date and on or before such interest payment date; provided further, that, if the Company shall have, prior to the Conversion Date with respect to a Security, defaulted in a payment of interest on such Security, then in no event shall the Holder of such Security who surrenders such Security for conversion be required to pay such defaulted interest or the interest that shall have accrued on such defaulted interest pursuant to Section 307 of the Base Indenture or otherwise.
          The Conversion Rate applicable to each Security that is surrendered for conversion, in accordance with the Securities and Article VIII of the Supplemental Indenture, at any time during the Make-Whole Conversion Period with respect to a Make-Whole Fundamental Change shall be increased to an amount equal to the Conversion Rate that would, but for Section 8.15 of the Supplemental Indenture, otherwise apply to such Security pursuant to Article VIII of the Supplemental Indenture, plus an amount equal to the Make-Whole Applicable Increase; provided, however, that such increase to the Conversion Rate shall not apply if such Make-Whole Fundamental Change is announced by the Company but shall not be consummated.
     11. Denominations, Transfer, Exchange. The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture, subject to conditions on the registration of transfer while the Securities are registered as global securities as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges. The Company or the Trustee, as the case may be, shall not be required to register the transfer of or exchange any Security (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of the Securities selected for Redemption under Section 3.04 of the Supplemental Indenture and ending at the close of business on the day of such mailing or (ii) for a period of fifteen (15) days before selecting, pursuant to Section 3.03 of the Supplemental Indenture, Securities to be redeemed or (iii) that has been selected for Redemption or for which a Purchase Notice has been delivered, and not withdrawn, in accordance with the Indenture, except the unredeemed or unrepurchased portion of Securities being redeemed or repurchased in part.
     12. Persons Deemed Owners. The registered Holder of a Security may be treated as the owner of such Security for all purposes.
     13. Consolidation, Merger, Conveyance, Transfer or Lease. The Company shall not consolidate with or merge with or into any other Person, or sell, transfer, lease, convey, or otherwise dispose of all or substantially all of its properties and assets to any Person (including pursuant to a statutory arrangement), whether in a single transaction or series of related transactions unless (i) such Person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; (ii) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall exist; and (iii) the Person formed by such consolidation, the Person with or into which the Company is merged or the Person which leases or acquires, by sale, transfer, conveyance or otherwise, all or substantially all of the property or assets of the Company, is a corporation, partnership, limited liability company or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia. The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers’ Certificate and an Opinion of Counsel, each stating that such proposed transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with Article Eight of the Base Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
     14. Amendments, Supplements and Waivers. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities, and certain existing Defaults or Events of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. The Company, with the consent of the Trustee, may amend or supplement this Indenture or the Securities without notice to or the consent of any Securityholder in accordance with Section 901 of the Base Indenture and Section 7.01 of the Supplemental Indenture.
     15. Defaults and Remedies.
          If an Event of Default (excluding an Event of Default specified in Section 5.01(viii) or (ix) of the Supplemental Indenture with respect to the Company (but including an Event of Default specified in Section 5.01(viii) or (ix) of the Supplemental Indenture solely with respect to a Significant Subsidiary of the Company)) occurs and is continuing, the Trustee by written notice to the Company or the Holders of at least twenty five percent (25%) in principal amount of the Securities then outstanding by written notice to the Company and the Trustee may declare the Securities to be due and payable. Upon such declaration, the principal of, and any premium and accrued and unpaid interest on, all Securities shall be due and payable immediately. If an Event of Default specified in Section 5.01(viii) or (ix) of the Supplemental Indenture with respect to the Company (excluding, for purposes of this sentence, an Event of

Default specified in Section 5.01(viii) or (ix) of the Supplemental Indenture solely with respect to a Significant Subsidiary of the Company) occurs, the principal of, and premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any order or decree, (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived and (C) all amounts due to the Trustee under Section 607 of the Base Indenture have been paid.
          Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity reasonably satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
          If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall have actual knowledge, the Trustee shall mail to each Holder a notice of the Default or Event of Default within thirty (30) days after receipt of such notice or after acquiring such knowledge, as applicable, unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Security, the Trustee may withhold the notice if, and so long as it in good faith determines that, withholding the notice is in the best interests of Holders. The Company must deliver to the Trustee an annual compliance certificate.
     16. Trustee Dealings with the Company. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.
     17. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
     THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

Health Care REIT, Inc.
One SeaGate, Suite 1500
Toledo, Ohio, 43604
Attn: General Counsel

[FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.
Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

CONVERSION NOTICE
To convert this Security in accordance with the Indenture, check the box: ☐
To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):
$
If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, fill in the form below:

(Insert other person’s soc. sec. or tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

PURCHASE NOTICE
Certificate No. of Security:
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.08 of the Supplemental Indenture, check the box: ☐
     If you want to elect to have this Security purchased by the Company pursuant to Section 3.09 of the Supplemental Indenture, check the box: ☐
     If you want to elect to have only part of this Security purchased by the Company pursuant to Sections 3.08 or 3.09 of the Supplemental Indenture, as applicable, state the principal amount to be so purchased by the Company:
$
(in an integral multiple of $1,000)

Date:	Signature(s):

(Sign exactly as your name(s) appear(s) on the other side of this Security)
Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY1
     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

			Principal amount of	Signature or
	Amount of decrease	Amount of Increase	this Global	authorized
	in Principal amount	in Principal amount	Security following	signatory of
	of this Global	of this Global	such decrease	Trustee or Note
Date of Exchange	Security	Security	or increase	Custodian

[1]	This is included in Global Securities only.

EXHIBIT B
FORM OF LEGEND FOR GLOBAL SECURITY
     Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required) in substantially the following form:
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.05 OF THE SUPPLEMENTAL INDENTURE.